UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 19, 2007

Golden Oval Eggs, LLC

(Exact name of Registrant as Specified in its Charter)

Delaware

(State Or Other Jurisdiction Of Incorporation)

000-51096	20-0422519
(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Park Avenue East
P.O. Box 615
Renville, MN	56284
(Address Of Principal Executive Offices)	(Zip Code)

(320) 329-8182

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 3 through 8 are not applicable and therefore omitted.

Item 1.01      Entry Into a Material Definitive Agreement.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a               Registrant.

Effective October 19, 2007, Golden Oval Eggs, LLC (the “Company”) and its two subsidiaries, GOECA, LP and Midwest Investors of Iowa, a cooperative (collectively, the “Borrowers”) entered into a Second Amendment to Amended and Restated Credit Agreement (the “Amendment”) with Metropolitan Life Insurance Company and CoBank, ACB as lenders (the “Lenders”). CoBank, ACB is also the administrative agent for the Lenders. The Amendment operates as an amendment to an Amended and Restated Credit Agreement dated as of June 30, 2006 among the Borrowers and the Lenders, as amended by that First Amendment to Amended and Restated Credit Agreement effective as of April 30, 2007 (collectively, the “Amended Credit Agreement”). The Amendment is attached as Exhibit 10.1 to this Form 8-K.

The Amendment amends certain provisions of the Amended Credit Agreement, including (i) those relating to covenants relating to current ratios, working capital, leverage ratios, fixed charge coverage ratios, minimum EBITDA and net worth; (ii) requiring certain reports by the Company and its advisor; and (iii) deferring payments due October 20, 2007 and November 20, 2007 on the Tranche A and Tranche B loans to the maturity date of the applicable loans.

By the Amendment, the Lenders also agreed to make available to the Company until December 14, 2007 an additional revolving facility in the amount of $2,500,000 (the “December Note”). The December Note is due and payable December 14, 2007. The December Note amount was funded upon the execution of the Amendment. The December Note is attached as Exhibit 10.2 to this Form 8-K. The December Note is an obligation subject to the Amended Credit Agreement, as amended by the Amendment, with respect to events of default, the terms under which the December Note may be accelerated and other material terms applicable to the December Note.

In connection with the December Note, the Company and the Lenders entered into a amended and restated swing line note dated October 19, 2007 in the principal amount of $2,000,000, which is attached hereto as Exhibit 10.3, and an amended and restated revolving note dated October 19, 2007 in the principal amount of $13,000,000, which is attached hereto as Exhibit 10.4. The amendments to these notes were primarily to include references to the Amendment.

The above summaries of the Amendment, the December Note, the amended and restated swing line note, and amended and restated revolving note do not purport to be complete and are subject to and qualified in their entirety by reference to the respective documents and are incorporated by reference into this Item 1.01.

Item 9.01         Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Second Amendment to Amended and Restated Credit Agreement effective as of October 19, 2007 by and between Golden Oval Eggs, LLC, GOECA, LP and Midwest Investors of Iowa as borrowers, by Metropolitan Life Insurance Company, as a bank and lender, and by CoBank, ACB as a lender and administrative agent.

10.2

Short Term Revolving Note dated October 19, 2007 in principal amount of $2,500,000 by Golden Oval Eggs, LLC, GOECA, LP and Midwest Investors of Iowa as borrowers, and Metropolitan Life Insurance Company and CoBank, ACB as lenders.

10.3	Amended and Restated Swing Line Note dated October 19, 2007 in principal amount of $2,000,000 by Golden Oval Eggs, LLC, GOECA, LP and Midwest Investors of Iowa as borrowers and CoBank ACB as lender.
10.4

Amended and Restated Revolving Note dated October 19, 2007 in the principal amount of $13,000,000 by Golden Oval Eggs, LLC, GOECA, LP and Midwest Investors of Iowa as borrowers, and CoBank, ACB as lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GOLDEN OVAL EGGS, LLC

By:	/s/ Dana Persson
Dana Persson
President and Chief Executive Officer

Date:  October 25, 2007